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                                                                  EXHIBIT 10.55

                                    L E A S E

                  This Lease is made and entered into as of the 16th day of April, 1999, by and between GOWING LEASING COMPANY, a general partnership, having an address at 1641 West Central Avenue, Lompoc, California 93436 ("Landlord") and PACTUCO ACQUISITION, INC., a Delaware corporation, having an address at 1641 West Central Avenue, Lompoc, California 93436 ("Tenant"). Landlord and Tenant mutually covenant and agree as follows:

                                    ARTICLE I
                                 GRANT AND TERM

                  I.1 Landlord, for and in consideration of the rents herein reserved and the covenants and agreements herein contained which are to be performed by Tenant, hereby leases to Tenant, and Tenant hereby leases from Landlord, the real estate and improvements thereon commonly known as 1641 West Central Avenue, Lompoc, California 93436 and more particularly described on Exhibit A attached hereto and made a part hereof, together with all rights, privileges and appurtenances thereto (collectively the "Demised Premises").

                  I.2 Subject to the terms and provisions of Section 1.3 hereof, this Lease shall commence on the Commencement Date (as hereinafter defined) and expire on April 30, 2004 (the "Expiration Date"), unless sooner terminated or extended as hereinafter provided.

                  I.3 Reference is made to that certain Assets Purchase Agreement, dated as of April 16, 1999, by and between Pactuco, Inc. ("Pactuco"), as seller, and Tenant, as buyer (the "Assets Purchase Agreement"). This Lease is contingent upon Tenant acquiring all of the assets of the plastic packaging business of Pactuco pursuant to the Assets Purchase Agreement, and the commencement date (the "Commencement Date") shall be the date of the closing of the sale contemplated thereby (the "Closing"). Landlord shall be required to deliver possession of the Demised Premises to Tenant at the Closing.

                  I.4 So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Demised Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

                  I.5 So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant shall have the right to extend this Lease for three (3) additional terms of five (5) years each (respectively, the "First Extended Term", the "Second Extended Term" and the "Third Extended Term"), upon the terms and conditions contained herein. Tenant shall give Landlord notice of its intent to extend at least one hundred and twenty (120) days prior to the expiration of the previous term.

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                                   ARTICLE II
                                      RENT

                  II.1 Throughout the term of this Lease, Tenant shall pay to or upon the order of Landlord base rent ("Rent") as follows:

                           (a)  for the period beginning on the Commencement
Date and ending on April 15, 2002, Rent shall be payable in monthly installments of Forty Thousand Nine Hundred Ninety and 00/100 Dollars ($40,990.00); and

                           (b)  from and after April 15, 2002 and on each one
(1) year anniversary of April 15, 2002 (including during the First Extended Term, the Second Extended Term and the Third Extended Term) (the "Anniversary"), Rent shall be adjusted in accordance with this Section 2.1(b). During such period, Rent shall be an amount equal to $40,990.00 multiplied by the Escalation Factor (hereinafter defined). For the purposes hereof, the Escalation Factor shall be calculated by subtracting an amount equal to the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Los Angeles-Riverside-Orange County, California (the "CPI") for April, 1999 from the CPI for the month and year of the Anniversary. The difference shall be added to or subtracted from, as the case may be, the number one (1), which sum shall be the Escalation Factor. The new Rent so calculated shall be payable in accordance with this Article II.

The first monthly installment of Rent, or a prorated portion thereof in the event the Commencement Date is not on the first day of the month, shall be paid to Landlord on the Commencement Date. Thereafter, each monthly installment of Rent shall be due and payable on the first day of each successive month during the term.

                  II.2 All sums due Landlord hereunder (including Rent and additional rent as herein provided) shall be paid at Landlord's address as first above written, or at such other place as Landlord may designate in writing from time to time. All sums due Landlord shall be paid without deduction, set-off, discount or abatement, except as otherwise provided herein and as permitted pursuant to the Assets Purchase Agreement, in lawful money of the United States. Each payment of sums due Landlord hereunder which shall not be paid when due shall bear

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interest, at the rate of eight percent (8%) per annum, from the due date until the same shall be paid.

                  II.3 It is the purpose and intent of Landlord and Tenant that the Rent (as may be adjusted as provided herein) to be paid to Landlord by Tenant be absolutely net to Landlord, so that this Lease shall yield net to Landlord all such amounts as hereinabove provided, and that all costs, expenses and obligations of every kind or nature whatsoever, relating to the Demised Premises (except as otherwise specifically provided herein), which may arise or become due during the term of this Lease, shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatever which may be placed upon the Demised Premises by the affirmative act of Landlord.

                  II.4 No security deposit shall be required of Tenant.

                                   ARTICLE III
                             IMPROVEMENTS; EQUIPMENT

                  III.1 Landlord hereby acknowledges that Tenant has title to all machinery, equipment and trade fixtures on the Demised Premises and Tenant shall have the right to remove such items prior to the expiration of the term of this Lease or any extension thereof, or within sixty (60) days after an early termination of the Lease resulting from Tenant's default or a condemnation of the Demised Premises. The period of removal shall be extended for delays caused without fault or neglect on the part of Tenant such as acts of God, strikes, lockouts or other conditions beyond the control of Tenant. In the event Tenant does not remove such items as aforesaid, the machinery, equipment and trade fixtures shall become the property of Landlord without payment of any consideration to Tenant.

                  III.2 Tenant shall retain title to all machinery, equipment and trade fixtures which it places on the Demised Premises and shall have the right to remove such items on the basis indicated in Section 3.1 hereof.

                  III.3 Landlord warrants to Tenant that all existing structural elements and systems of, and improvements to, the Demised Premises including, but not limited to, the plumbing, fire sprinkler system, lighting, air conditioning, heating, electrical systems, boilers, pressures vessels, doors, loading docks,

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windows, driveways, parking lots, fences and sidewalks shall be in good operating condition on the Commencement Date and shall comply with all applicable laws, rules, regulations, ordinances and building and zoning codes in effect and applicable to the Demised Premises on the Commencement Date.

                                   ARTICLE IV
                                PAYMENT OF TAXES

                  IV.1 Tenant shall pay, before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all real property taxes, assessments, water and sewer rents, charges for public utilities and permit fees and other governmental charges applicable to the Demised Premises during the term hereof (all of which are sometimes collectively referred to herein as the "Impositions"), which, for any time during the term of this Lease may be assessed, levied, confirmed, imposed upon or become due and payable out of, or in respect of, or become a lien on, the Demised Premises or any improvements thereon, or any part thereof or any appurtenance thereto.

                  IV.2 If any Impositions paid by Tenant shall cover any period of time prior to or after the expiration of the term hereof, Tenant's share of such Impositions shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required. Landlord and Tenant agree to divide ratably any special assessments or installments of special assessments paid by Tenant, which division shall reflect the unexpired term of the Lease and the period during which any improvement or item for which a special assessment is imposed may be expected to benefit the Demised Premises. In addition, nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation or other franchise taxes imposed upon any owner of the fee of the Demised Premises.

                  IV.3 The parties understand and agree that Tenant shall pay the taxes and other charges as enumerated in this Article IV of the Lease at the place at which tax payments are required to be made, each such payment of taxes to be made at least five (5) days before the said tax itself would become delinquent in accordance with the law then in force governing the payment of such tax or taxes,

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and shall, upon request, promptly deliver official receipts evidencing such payments to Landlord.

                  IV.4 Tenant shall have the right, at its own expense, to contest the amount or validity of any tax or tax claim by appropriate proceedings diligently conducted in good faith, but only after payment of such tax unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event payment of such tax shall be postponed if and only so long as:

                           (a)  neither the Demised Premises nor any part
thereof would by reason of such postponement be, in Landlord's reasonable judgment, in danger of being forfeited or lost; and

                           (b) Landlord shall not, in its reasonable judgment,
be in danger of being subject to criminal liability or penalty by reason of such postponement.

Any such contest may be made in the name of Landlord or Tenant or both as Tenant shall determine, and Landlord agrees to cooperate reasonably with Tenant in any such contest but without expense to Landlord. If, during the pendency of such contest, Landlord, in the exercise of its reasonable judgment, shall determine and shall notify Tenant of its determination that either condition (a) or (b) of this Section 4.4 is no longer satisfied, Tenant shall immediately terminate such contest and pay such tax and any costs, fees (including attorneys' fees) and other liabilities accruing in such proceedings. If no default exists upon conclusion of any contested proceedings, Tenant shall be authorized to collect any refund obtained in such contest.

                  IV.5 In the event Tenant shall fail, refuse or neglect to make any of the payments required in this Article IV, then Landlord may, at its option, pay the same, and the amount or amounts of money so paid shall be repaid by Tenant to Landlord, upon demand of Landlord, and the payment thereof may be collected or enforced by Landlord in the same manner as though said amount were an installment of Rent specifically required by the terms of the Lease to be paid by Tenant to Landlord.

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                                    ARTICLE V
                                 PURPOSE AND USE

                  V.1 Tenant may use and occupy the Demised Premises for the conduct of its business, including, without limitation, the following:

                           (a)  Manufacturing;

                           (b)  Warehousing and shipping; and

                           (c)  Offices.

                  V.2 Tenant shall not use or occupy the Demised Premises, or permit the Demised Premises to be used or occupied, contrary in any material respects to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would materially violate any certificate of occupancy affecting the same, or which would cause structural injury to the buildings, structures and improvements, or cause the value or usefulness of the Demised Premises, or any part thereof, to diminish, or would constitute a public or private nuisance or waste.

                                   ARTICLE VI
                             MAINTENANCE AND REPAIR

                  VI.1 Except as set forth in Section 6.2 hereof, Tenant shall take good care of the Demised Premises and shall keep them in the same condition and state of repair, ordinary wear and tear excepted, as existed at the time Tenant received possession. All repairs made by Tenant shall be equal in quality and class to the original work.

                  VI.2 Landlord shall repair and maintain and, where appropriate, replace, at Landlord's sole cost and expense, all structural elements of the Demised Premises including, without limitation, the roof, foundation, floors and walls, as well as the parking lots, driveways, sidewalks, fencing and landscaping in good condition and repair, except if any such repair or replacement is due to damage caused by Tenant (which damage and destruction is covered by the insurance required under Article IX hereof).

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                  VI.3 The necessity for and adequacy of repairs to any
structures and improvements pursuant to this Article VI shall be measured by the standard which is appropriate for buildings, structures and improvements of similar construction and class.

                  VI.4 Although Landlord shall have no obligation by reason of this Lease to make repairs of any kind other than as set forth in Section 6.2 hereof, Landlord may elect to make necessary repairs which Tenant fails to make and the cost of such repairs shall be additional rent which shall be immediately due and owing under this Lease.

                                   ARTICLE VII
                             TITLE; MECHANICS' LIENS

                  VII.1 Tenant shall not permit or suffer to be filed or claimed against the interest of Landlord in the Demised Premises during the term of this Lease any lien or claim of any kind for services or materials furnished in connection with any addition or improvement caused to be performed of the Demised Premises by Tenant, and if such lien shall be claimed or filed it shall be the duty of Tenant, within sixty (60) days after Tenant receives notice that a claim has been filed, or within sixty (60) days after Landlord has been given written notice of such claim and has transmitted written notice of the receipt of such claim to Tenant (whichever sixty-day period expires earlier) to cause the Demised Premises to be released from such claim, either by payment or by the posting of bond or by the payment into court of the amount necessary to relieve and release the Demised Premises from such claim or in any other manner which, as a matter of law, will result in releasing Landlord and the title of Landlord from such claim within said period of sixty (60) days.

                  VII.2 In consideration of Tenant's right of first refusal hereunder, Landlord shall not enter into any agreements, easements, covenants, conditions or other restrictions that might affect title to the Demised Premises without Tenant's prior written approval. Notwithstanding the foregoing, Landlord shall have the right after the Commencement Date and prior to Tenant's election to exercise its right of first refusal pursuant to Article XV hereof, to grant a mortgage on Landlord's fee interest in the Demised Premises. In the event Tenant shall purchase the Demised Premises in accordance with Article XV, Landlord shall be required to pay or discharge any liens or mortgages of any character whatsoever

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which may be placed upon the Demised Premises by the affirmative act of
Landlord.

                                  ARTICLE VIII
                           INDEMNIFICATION OF LANDLORD

                  VIII.1 Tenant will protect, indemnify and save Landlord harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Demised Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways and caused by Tenant or Tenant's operations on or after the Commencement Date or (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant shall, at Tenant's expense, resist and defend such action, suit or proceeding. This indemnity shall not apply to any liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses resulting from the actions or omissions of Landlord, its employees or agents.

                                   ARTICLE IX
                                    INSURANCE

                  IX.1 During the term of this Lease, as additional rent for the Demised Premises, Tenant shall procure and maintain insurance, at its own cost and expense, insuring:

                           (a)  The buildings, structures and improvements at
any time situated upon the Demised Premises against loss or damage by fire, explosion, sprinkler leakage, windstorm, malicious mischief, vandalism, and all other normally insurable casualties insured by a full and complete extended coverage endorsement of not less than 100% of the full replacement value of such buildings, structures and improvements, with all proceeds of insurance to be payable to Landlord and Tenant; and

                           (b) Landlord and Tenant from all claims, demands or
actions for injury to or death of any person in an amount of not less than $1,000,000; for

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injury to or death of more than one person in any one accident to the limit of
$1,000,000; and for damage to property in an amount of not less than $1,000,000 made by, or on behalf of, any person or persons, firm or corporation, arising from, related to or connected with the Demised Premises.

                  IX.2 The aforesaid insurance shall be in companies satisfactory to Landlord and Tenant, and Landlord shall be named as an additional insured. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days' prior written notice to Landlord. The original insurance policies (or certificates thereof satisfactory to Landlord), together with satisfactory evidence of payment of the premiums thereon, shall upon written request be deposited with Landlord on the Commencement Date. If Tenant fails to obtain the aforesaid insurance, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay to Landlord the premium cost thereof upon demand as additional rent hereunder.

                  IX.3 Whenever any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Demised Premises, and such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof; provided, however, that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (however, in the case of increased cost the other party shall have the right, within thirty (30) days following written notice, to pay the increased cost thereupon keeping such release and waiver in full force and effect).

                                    ARTICLE X
                         ASSIGNMENT; LEASEHOLD MORTGAGES

                  X.1 Except as otherwise permitted in this Article X, this Lease shall not be assigned by Tenant unless Landlord shall have consented thereto in writing, which consent shall not be unreasonably withheld.

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                  X.2 At any time and from time to time, Tenant may, without
Landlord's consent, assign this Lease to a direct or indirect wholly-owned subsidiary or an affiliate of IPC, Inc.

                  X.3 At any time and from time to time, Tenant may freely mortgage, pledge or otherwise encumber its interest in the Demised Premises. Any such mortgage, pledge or other encumbrance shall be referred to as a "Leasehold Mortgage," which Leasehold Mortgage shall at no time be a lien on Landlord's interest in the Demised Premises.

                  X.4 The holder of any leasehold mortgage ("Leasehold Mortgage") may give written notice to Landlord, specifying the name and address of the mortgagee under such Leasehold Mortgage (the "Leasehold Mortgagee") and attaching thereto a true and complete copy of such Leasehold Mortgage, and if such notice shall be given, thereafter Landlord shall give to such Leasehold Mortgagee notice of any and all defaults and nonperformance hereunder not later than the first to occur of (i) the time such notice is given to Tenant and (ii) the time of the declaration of any default, or the exercise of any remedy hereunder, addressed to such Leasehold Mortgagee at its address last furnished to Landlord in writing. No such notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been delivered to such Leasehold Mortgagee of which Landlord has been notified in accordance with the provisions of this Section 10.4 in accordance with the terms of Section 18.2 hereof. Such Leasehold Mortgagee, after service of a further notice from Landlord to Leasehold Mortgagee that Tenant's applicable cure period has expired ("Landlord's Notice"), shall thereupon have a period of forty-five
(45) days from Leasehold Mortgagee's receipt of Landlord's Notice for remedying the default or causing the same to be remedied. Such Leasehold Mortgagee, in case Tenant shall be in default hereunder, shall within the period and otherwise as herein provided, have the right to remedy such default, or cause the same to be remedied. Landlord, within the aforesaid period, shall accept performance by any such Leasehold Mortgagee of any covenant, condition, or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant. Landlord shall not exercise any right or remedy with respect to any default in respect of the performance of work required to be performed, or acts to be done, or conditions to be remedied so long as such Leasehold Mortgagee shall, in good faith, have commenced promptly to rectify the same and shall thereafter prosecute the same to completion with diligence and continuity, provided that all such defaults are cured within forty-five (45) days from the date of Landlord's Notice or, if such non-

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monetary default is not reasonably curable within such forty-five day period, the Leasehold Mortgagee shall commence a cure within forty-five (45) days of the date of Landlord's Notice and the Leasehold Mortgagee shall complete such cure within one hundred eighty (180) days after such date. Notwithstanding the foregoing, the period of time given to the Leasehold Mortgagee to cure any default by Tenant which reasonably requires that said Leasehold Mortgagee be in possession of the Demised Premises to do so, shall be deemed extended to include the period of time reasonably required by said Leasehold Mortgagee to obtain such possession (by foreclosure or otherwise) with due diligence. No Leasehold Mortgagee shall become liable under the provisions of this Lease unless and until such time as it becomes the owner of the leasehold estate covered by its mortgage, and then only for obligations arising during the time it is the owner of such leasehold estate; provided, however, that the preceding portion of this sentence shall not limit or restrict in any way Landlord's authority to terminate this Lease as against any Leasehold Mortgagee (subject to the provisions of this Section 10.4) if any default hereunder (including, without limitation, any default in the payment of Rent) has not been completely cured within the cure period specified herein.

                  X.5 In case of termination of this Lease by reason of an Event of Default hereunder, Landlord shall give notice thereof simultaneously to each Leasehold Mortgagee who shall be entitled to receive notices of default as provided in Section 10.4 hereof, which notice shall be addressed to each Leasehold Mortgagee at the address last furnished to Landlord in writing as above provided. Provided that the Lease was terminated as the result of an Event of Default which was personal to Tenant and therefore not curable by the Leasehold Mortgagee, if any of such Leasehold Mortgagees notifies Landlord in writing, within thirty (30) days after the giving of such notice of termination by Landlord as aforesaid, that it desires to enter into a new lease, Landlord shall execute and deliver such new lease to the holder or holders of the First Leasehold Mortgagee (as hereinafter defined) who timely requested such new lease in respect of the Demised Premises or leasehold estate which shall have been covered by the lien of the mortgage held by such Leasehold Mortgagee, for the remainder of the term of this Lease, at the Rent and other charges herein reserved and upon the covenants, conditions, limitations and agreements herein contained, provided that such Leasehold Mortgagee shall have paid to Landlord all Rent and other charges due under this Lease and shall have paid to the appropriate authority any other charges to be paid by Tenant hereunder, up to and including the date of the commencement of the term of such new lease. The term "First Leasehold Mortgagee" as used in this Lease shall mean that Lease-

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hold Mortgagee or Leasehold Mortgagees holding the most senior lien on the interest of Tenant under this Lease or any portion thereof, as consolidated, renewed, extended, modified or replaced from time to time. In the event the First Leasehold Mortgagee fails to notify Landlord of its election to enter into a lease within such thirty-day period, Landlord shall enter into such lease with any other Leasehold Mortgagee who so elects by written notice delivered within such thirty-day period to Landlord to enter into a new lease with Landlord, in the order of priority of the Leasehold Mortgagees, or as the other Leasehold Mortgagees may agree. Nothing herein contained shall be deemed to impose any obligation on the part of Landlord to deliver physical possession of the Demised Premises or any part thereof to such Leasehold Mortgagee; provided, however, that Landlord shall cooperate with such Leasehold Mortgagee (by joining as a party in any appropriate action or proceeding or otherwise) at the sole cost and expense of such Leasehold Mortgagee, and at no cost, expense or liability to Landlord, for the purpose of enabling such Leasehold Mortgagee to obtain such possession of the Demised Premises. The Leasehold Mortgagee shall not be required to cure any Event of Default which is exclusively personal to Tenant and which therefore no Leasehold Mortgagee has the power to cure (such as, for example, the bankruptcy of Tenant), as a prerequisite to the exercise of the rights granted to such Leasehold Mortgagee by the provisions of this Section
10.5. Except as aforesaid, such Leasehold Mortgagee shall remedy all other Events of Default hereunder. Any such new lease and the leasehold estate thereby created shall continue to maintain the same priority as the within Lease with regard to any mortgage on the Demised Premises or any part thereof or any other lien, charge or encumbrance thereon caused or made by Landlord whether or not the same shall then be in existence. The provisions of the preceding sentence are intended to be self-executing, and Landlord shall not be obligated to expend any funds or take any other action (other than to execute any documents reasonably required by any title company, at no expense to Landlord) to accomplish or obtain such priority for any such new lease or leasehold estate.

                  X.6 Landlord agrees to enter into any amendments of this Lease as may be reasonably required at any time by any Leasehold Mortgagee, except any amendment which in Landlord's reasonable judgment diminishes in any respect any rights of, increases any obligations of or adversely affects Landlord hereunder. Any costs incurred in connection with any such amendment shall be borne by Tenant.

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                  X.7 Notwithstanding the provisions of this Article X, any
Leasehold Mortgagee may foreclose on its mortgage or accept a deed in lieu of foreclosure without the necessity of complying with the provisions of Sections
10.1 and 10.2; provided, however, that following any such foreclosure or acceptance of a deed in lieu of foreclosure, the Demised Premises may be used only for the use and purposes set forth in Section 5.1 hereof, and for no other purpose without the written consent of Landlord.

                  X.8 Each party hereby covenants and agrees with the other that it shall, within fifteen (15) days after written notice shall have been given by the other requiring a statement of the status of the Lease, give such statement in writing indicating whether the Lease is in good standing, and if it is not, the particulars in which it is not, and failure within said period of fifteen
(15) days to give such written reply shall constitute a representation that the Lease is in good standing, upon which representation any person, after the expiration of said fifteen (15) days, may rely as being true and correct.

                  X.9 If Tenant's interest in and to this Lease is assigned with Landlord's consent, Tenant's liability for the performance of the covenants and agreements contained herein to be performed by Tenant shall cease and determine simultaneously with such an assignment, provided that the successor tenant, in each instance, assumes in writing all of the covenants and agreements to be kept and performed by Tenant and an executed copy of such assumption is delivered to Landlord and provided further that, at the time of such an assignment of Tenant's interest, all of the covenants and agreements to be kept and performed by Tenant were as of that date kept and performed.

                  X.10 Upon the written consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall have the right to sublet all or any portion of the Demised Premises for any lawful purpose and for purposes not in contravention of zoning regulations or of any conditions, covenants, easements, or reservations of record affecting the Demised Premises. Tenant shall at all times, notwithstanding any such subletting, remain directly and primarily liable to Landlord for the full and faithful performance of all of the terms and provisions thereof.

                                   ARTICLE XI
                          CONDEMNATION AND DESTRUCTION

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                  XI.1 If the whole of the Demised Premises, or so much thereof, including however, a portion of the buildings, structures and improvements, shall be taken or condemned for a public or quasi-public use or purpose by any competent authority, and as a result thereof the balance of the Demised Premises cannot, in the judgment of Tenant, be used for the same purpose as expressed in
Section 5.1 hereof, then the term of this Lease shall terminate when possession of the Demised Premises shall be so taken and surrendered, and any award, compensation or damages shall be paid to and be the sole property of Landlord (except for that portion allocable to Tenant's machinery, equipment, trade fixtures and personalty).

                  XI.2 If a material part of the Demised Premises shall be so taken or condemned, as determined by Tenant in its reasonable discretion, Tenant shall have the option to terminate this Lease. If, as a result of such partial condemnation, Tenant determines, in its reasonable discretion, that the balance of the Demised Premises can be used by Tenant for the same purpose as expressed in Section 5.1 hereof, then Tenant shall be entitled to have the Rent, additional rent, real estate taxes and other obligations hereunder adjusted to reflect limitations in space available for Tenant's use and Landlord shall be entitled to retain the entire award; provided, however, that Landlord shall repair and restore the Demised Premises and all buildings, structures and improvements thereon to a complete architectural unit, and provided further that if the amount of the award shall be insufficient for such repairs or restoration, then Tenant shall not be responsible for the amount of the deficiency.

                  XI.3 In the event of damage to or destruction of an immaterial part of the buildings, structures or improvements located on the Demised Premises by fire, windstorm, or other casualty, Landlord shall cause the Demised Premises to be repaired, restored or rebuilt with all reasonable dispatch. Any insurance proceeds covering such casualty shall be made available to Landlord for such repair or restoration.

                  XI.4 In the event of damage to or destruction of a material part of the Demised Premises or the buildings, structures or improvements located on the Demised Premises by fire, windstorm, or other casualty, as reasonably determined by Tenant, Tenant shall have the option to either (i) terminate the Lease, in which event insurance proceeds covering such casualty (excluding insurance proceeds covering Tenant's machinery, equipment, trade fixtures and personal property or as part of the recovery under a general casualty policy where a specific portion of such proceeds is allocable to such property of Tenant) shall be paid to Landlord, or (ii) elect to have the sum of insurance proceeds covering such casualty made available to Landlord for the reconstruction or repair of any building, structure or improvement so damaged or destroyed; provided, however, that if the amount of proceeds shall be insufficient for the reconstruction or repair and refurnishing of any building or structure damaged or destroyed, as aforesaid, Landlord shall not be obligated to make such repairs or reconstruction unless Tenant provides Landlord with written assurances that Tenant shall be responsible for the amount of the deficiency.

                  XI.5 In the event of damage or destruction to the Demised Premises as described in Section 10.3 or Section 10.4 hereof, Tenant shall be entitled to have the Rent, additional rent, real estate taxes and other obligations of Tenant hereunder adjusted to reflect the limitations in space available for Tenant's use thereafter.

                                   ARTICLE XII
                              DEFAULT AND REMEDIES

                  XII.1 Tenant agrees that any one or more of the following events shall be considered an Event of Default as said term is used herein:

                           (a)  Tenant shall fail to make any payment of Rent or

any other payment required to be made by Tenant hereunder when due as herein provided, and such failure shall continue for ten (10) days after notice thereof in writing to Tenant; or

                           (b) Tenant shall fail to comply with any of the other
covenants and agreements herein
contained to be kept, observed and performed by Tenant, and such failure shall continue for thirty (30) days after notice thereof in writing to Tenant; or

                           (c) The filing or execution or occurrence of:

                           (i)  a petition in bankruptcy by or against Tenant;

                           (ii) a petition or answer by or against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, disso-lution or other relief of the same or different kind under any provision of any bankruptcy act;

                           (iii) adjudication of Tenant as a bankrupt or insolvent, either in the bankruptcy or equity sense;


                           (iv) an assignment by Tenant for the benefit of creditors;

                           (v) a petition or other proceeding by or against Tenant for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of Tenant with respect to the Demised Premises or with respect to all or substantially all of Tenant's property; or

                           (vi) a petition or other proceeding by or against Tenant for its dissolution or liquidation, or the taking of Tenant's property by any governmental authority in connection with dissolution or liquidation;

and in the case of petitions filed against Tenant under (i), (ii), (v) or (vi), the nondismissal of such petition within forty-five (45) days after the filing thereof; or

                           (d) the entry of any order, judgment or decree by any
court of competent jurisdiction granting any prayer or demand contained in any petition under Sections 12.1(d) (i), (ii), (v) or (vi); or

                           (e) the taking by any person of Tenant's interest in
this Lease upon execution, attachment or other process of law or equity.

Upon the occurrence of an Event of Default, it shall be lawful for Landlord, at its election, to declare the said term ended, and either with or without process of law, to re-enter and to expel, remove and put out Tenant and all persons occupying the Demised Premises under Tenant, using such force as may be necessary in so doing. If default shall be made in any covenant and agreement herein contained to be kept, observed and performed by Tenant, other than the payment of Rent or any other payment required to be made by Tenant hereunder, which cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant, prior to the expiration of such thirty (30) day period commences to eliminate the cause of such default, proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, then Landlord shall not have the right to declare the said term ended and enforce all of its rights and remedies hereunder for any default not so cured within such thirty (30) day period.

                  XII.2 The foregoing provisions for the termination of this Lease for any default in any of Tenant's covenants or obligations hereunder shall not operate to exclude or suspend any other remedy of Landlord for breach of any of said covenants or obligations or for the recovery of Rent, any advance of Landlord made thereon or any other payment required to be made by Tenant hereunder and, in the event of the termination of this Lease as aforesaid, Tenant agrees to indemnify and save harmless Landlord from any loss arising from such termination and reentry.

                  XII.3 No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.

                  XII.4 No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

                  XII.5 Neither the rights herein granted to receive, collect, sue for or distrain for Rent or any monies or payments due hereunder, or to enforce the covenants and agreements of this Lease, or to prevent the breach or non-observance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair or toll the right or power of Landlord to declare the term of this Lease hereby granted ended, and to terminate this Lease as provided for herein because of any default in or breach of the covenants and agreements of this Lease.

                  XII.6 Nothing contained in this Article XII shall limit or restrict the right of Tenant under Article III to remove its improvements from the Demised Premises.

                                  ARTICLE XIII

                              MODIFICATIONS; SIGNS

                  XIII.1 Tenant, at its own expense, may make, without Landlord's consent, any addition to or alteration, modification or rearrangement (collectively referred to below as "modifications") of the Demised Premises; provided, however, that such modification shall not affect the structural integrity of the building. Upon termination or expiration of this Lease and upon the request of Landlord, the Demised Premises, as regards nonstructural modifications, shall be returned to its original condition, less ordinary wear and tear.

                  XIII.2 Modifications affecting the structural integrity of the building may not be made by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant desires to make such a modification, notice of the type of proposed action shall be delivered to Landlord at least sixty (60) days prior to the contemplated commencement of such action. Within forty-five (45) days of receipt by Landlord of the aforesaid notice from Tenant, Landlord shall by written notice to Tenant state whether Landlord (i) consents to such action and (ii) requires that the Demised Premises, with regard to the contemplated structural modification, be returned to its original condition, less ordinary wear and tear, upon termination or expiration of the Lease. If Landlord consents to such action and provides notice to Tenant that it requires that the Demised Premises be returned to its original condition upon termination or expiration of this Lease within such forty-five (45) day period, Tenant shall, at the termination or expiration of the Lease, return the Demised Premises, with regard to that particular modification, to the original condition, less ordinary wear and tear. If Landlord fails to respond to Tenant's notice within such forty-five (45) day period, Landlord shall be deemed to have consented to such structural modification and not to require the Demised Premises be returned to its original condition upon termination or expiration of this Lease. In all events, Tenant shall have the right to remove any structural modification as it sees fit, always returning the Demised Premises to the condition prior to installation of such modification.

                  XIII.3 Tenant shall keep the Demised Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.

                  XIII.4 In addition to the possible installation of modifications and removal thereof by Tenant, it is agreed that all personal property, mechanical tools, trade fixtures and like items may be installed and removed as Tenant sees fit, always returning the Demised Premises to the condition prior to installation of such property, tools, trade fixtures or like items.

                  XIII.5 Tenant, at its sole cost, may place signs on the Demised Premises; provided, however, that such signs shall be of a size and in such design as shall be approved by Landlord, whose consent shall not be unreasonably withheld or delayed. Tenant, at its sole cost, shall obtain such permits and approvals as may be necessary from any governmental bodies.

                                   ARTICLE XIV
                             [Intentionally Deleted]

                                   ARTICLE XV
                             RIGHT OF FIRST REFUSAL

                  XV.1 If Landlord receives a bona fide offer to purchase all or any portion of the fee title of the Demised Premises from an unaffiliated third party, any contract that may be entered into between Landlord and such bona fide purchaser shall provide that the sale of the fee shall be subject to Tenant's right of first refusal as set forth in this Article XV. Such sale shall be subject to this Lease and shall be so affirmed by the purchaser. In the event that Landlord receives a written offer or executes a contract as set forth above, Tenant shall have the option, to be exercised within sixty (60) days after receipt by Tenant of written notice of the terms of such offer, to enter into a contract with Landlord, and Landlord agrees to enter into such contract with Tenant, on the same terms and conditions as said offer to purchase. Notwithstanding anything in this Lease to the contrary, Landlord shall not entertain or consider any offers from any other party to purchase the Demised Premises during the last year of the term hereof.

                  XV.2 Landlord shall submit a duplicate original of the executed contract embodying all of the terms and conditions of said executed contract to Tenant for the purpose set forth in this Article XV. If, after the receipt of such notice, Tenant fails to exercise its option by signing and returning a copy of said contract to Landlord, together with the down payment therein provided, within such sixty-day period, Landlord shall have the right to proceed with and close the proposed sale on the same terms (and no other terms) as in the offer or contract originally submitted to Tenant. Notwithstanding Tenant's failure to exercise such option within such sixty-day period, Tenant's option shall remain in force and be binding on any subsequent owner or owners of the Demised Premises, in connection with any subsequent sale, to the same extent as if said subsequent owner or owners were Landlord herein, and said subsequent owner or owners shall be required to do all of the things required of Landlord in this Lease prior to any such subsequent sale of the Demised Premises.

                                   ARTICLE XVI
                                    SURRENDER

                  XVI.1 Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Demised Premises, Tenant will at once surrender and deliver up the Demised Premises, together with all improvements thereon which are the property of Landlord, to Landlord in good condition and repair, ordinary wear and tear excepted, subject, however, to the provisions of Article IX hereof.

                  XVI.2 Upon the termination of the Lease by lapse of time, Tenant may remove Tenant's trade fixtures and all of Tenant's personal property and equipment; provided, however, that Tenant shall repair any injury or damage which may result from such removals.

                  XVI.3 Any holding over by Tenant of the Demised Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only at a monthly rental of One Hundred Fifty percent (150%) of the Rent (as adjusted pursuant to Article II hereof) payable for the month immediately prior to the expiration of this Lease.

                                  ARTICLE XVII
                              COMPLIANCE WITH LAW;
                             ENVIRONMENTAL CONCERNS

                  XVII.1 Tenant shall comply in all material respects with all laws, ordinances, and regulations of duly constituted public authorities now or hereafter in any manner materially affecting the Demised Premises and the use and occupation thereof. Tenant shall have the right in its name or, wherever necessary, in Landlord's name, to contest the validity or enforcement of any law, ordinance, order, regulation, or requirement affecting the Demised Premises or the operation thereof and may defer compliance therewith provided that: (i) Tenant shall diligently prosecute such contest to binding settlement or final determination by the court department, governmental authority or body having jurisdiction in the matter; and (ii) Tenant shall save and hold Landlord harmless against violation by Tenant of any such law, order, ordinance, rule or regulation.

                  XVII.2 Landlord shall cooperate with Tenant and execute any documents or pleadings necessary or required in connection with Tenant's performance of its obligations under this Article XVII, and Tenant agrees to save and hold Landlord harmless against any liability, claim, or expense in connection therewith.

                  XVII.3 As used herein, the term "Hazardous Material" means any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

                  XVII.4 Tenant shall pay, protect, indemnify and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), causes of action, suits, claims, demands, fines or judgments of any and every nature whatsoever (collectively, "Indemnifiable Damages") arising from or in any way relating to Tenant's use of the Demised Premises (or use by any person claiming under Tenant) from and after the Commencement Date through the expiration or earlier termination of this Lease. Without limiting the foregoing, Tenant agrees, to the maximum extent permitted by law, to indemnify, defend and save Landlord harmless from and against any and all Indemnifiable Damages which
(i) result from the release from the Demised Premises of any Hazardous Materials during the term of this Lease or (ii) result from the failure of Tenant to obtain all necessary permits, registrations or authorizations for the use or operation of the Demised Premises as required under the provisions of any such statute. The foregoing indemnification shall apply regardless of whether such Indemnifiable Damages are founded upon municipal, state or federal common, regulatory, statutory or equitable laws, rules or principles and the term "statute" as used herein shall be deemed to include all such laws, rules and principles. Indemnifiable Damages shall exclude any and all liabilities, losses, damages, costs, expenses (including, without limitation, attorneys' fees and expenses), causes of action, suits, claims, demands, fines or judgments of any and every nature whatsoever caused by Landlord or arising out of or relating to violations, alleged violations, matters or circumstances existing prior to the commencement of this Lease or arising out of or relating to violations, alleged violations, matters or circumstances arising after the term hereof (collectively, "Landlord Indemnifiable Damages").

                  XVII.5 Landlord shall pay, protect, indemnify and save harmless Tenant from and against any and all Landlord Indemnifiable Damages. Without limiting the foregoing, Landlord agrees, to the maximum extent permitted by law, to indemnify, defend and save Tenant harmless from and against any and all Landlord Indemnifiable Damages.

                  XVII.6 The obligations of Tenant under Section 17.4 hereof and the obligations of Landlord under Section 17.5 hereof shall survive any termination of this Lease for all events described in Section 17.4 which are proven to occur after the commencement of and prior to the termination of this Lease and for all events described in Section 17.5 which are proven to occur prior to the commencement of and after the termination of this Lease.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

                  XVIII.1 None of the covenants and agreements of this Lease to be kept and performed by either party shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party, and no act or acts, omission or omissions or series of acts or omissions, or waiver, acquiescence or forgiveness of Landlord as to any default in or failure of performance, either in whole or in part, by Tenant, or any of the covenants and agreements of this Lease, shall be deemed or construed to be a waiver by Landlord of the right at all times thereafter to insist upon the prompt, full and complete performance by Tenant of each and all of the covenants and agreements hereof thereafter to be performed in the same manner and to the same extent as the same are herein covenanted to be performed by Tenant.

                  XVIII.2 All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord at the address set forth on the first page of this Lease,
Attention: President, or to such other address as Landlord may theretofore have furnished by written notice to Tenant, and any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if mailed by United States registered mail or certified mail in an envelope properly stamped and addressed to Tenant at the address set forth on the first page of this Lease or at such other address as Tenant may theretofore have furnished by written notice to Landlord, with an additional copy of any such notice or demand sent in a like manner to Tenant c/o Ivex Packaging Corporation, 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069, Attention: G. Douglas Patterson, Vice President & General Counsel.

                  XVIII.3 Landlord may enter the Demised Premises at any time, upon reasonable notice to Tenant, for the purpose of inspecting same, or if making repairs which Tenant may neglect or refuse to make in accordance with the covenants and agreements of this Lease, and also for the purpose of showing the Demised Premises to persons wishing to purchase the same or, at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Demised Premises. Tenant shall, within one (1) year prior to the expiration of the Lease term, permit the usual notice of "To Let" or "For Sale" to be placed on the Demised Premises and to remain thereon without molestation.

                  XVIII.4 This Lease shall not be recorded, however, Landlord and Tenant hereby agree to execute a Memorandum of Lease in the form of Exhibit B attached hereto upon the execution of this Lease, and such memorandum may be recorded with the County Recorder, Santa Barbara County, California, at Tenant's sole cost and expense.

                  XVIII.5 Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

                  XVIII.6 The parties warrant and represent that there are no real estate brokers involved and that there are no commissions due to anyone arising out of this transaction.

                  XVIII.7 Landlord acknowledges that Pactuco has made certain representations and warranties to and covenants with Tenant and its affiliates under the Assets Purchase Agreement and other agreements executed in connection therewith, including the retention of certain liabilities, the violation or breach of which, or failure to comply with, shall entitle Tenant and/or its affiliates to set-off payments due Landlord hereunder.

                  XVIII.8 Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, of partnership or of joint venture between or among the parties hereto, it being understood and agreed that no provision contained in this Lease, nor any acts of the parties hereto, shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

                  XVIII.9 The captions of this Lease are for convenience only and are not to be construed as part of this Lease or as defining or limiting in any way the scope or intent of the provisions hereof.

                  XVIII.10 If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                  XVIII.11 This Lease shall be construed and enforced in accordance with the laws of the State of California.

                  XVIII.12 All of the covenants and agreements contained in this Lease shall extend, inure to and be binding upon the successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority other than the parties hereto, their successors and assigns, any right, claim or privilege by virtue of any covenant and agreement in this Lease contained.

                  IN WITNESS WHEREOF, the undersigned have caused this Lease to be executed by their duly authorized representatives as of the date first above written.

                                            LANDLORD:

                                            GOWING LEASING COMPANY, a general
                                            partnership



                                            By:_____________________________
                                                 Name:
                                                 Its:


                                            TENANT:

                                            PACTUCO ACQUISITION, INC., a Dela-
                                            ware corporation



                                            By:_____________________________
                                                 Name:
                                                 Its:

                          This instrument prepared by:

                              Nancy M. Olson, Esq.
                      Skadden, Arps, Slate, Meagher & Flom
                              333 West Wacker Drive
                             Chicago, Illinois 60606

                                    EXHIBIT A

                                Legal Description


PARCEL 1 OF PARCEL MAP LOM-433-P, IN THE CITY OF LOMPOC, COUNTY OF SANTA BARBARA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 45, PAGES 9, 10 AND 11 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

                                    EXHIBIT B

                               Memorandum of Lease

This instrument was prepared
by and after recording return to:
Nancy M. Olson, Esq.
Skadden, Arps, Slate, Meagher
         & Flom (Illinois)
333 West Wacker Drive, Suite 2100
Chicago, Illinois  60606



______________________________________________Space above for Recorder's use

                               MEMORANDUM OF LEASE

                  THIS MEMORANDUM OF LEASE is made and entered into as of the 16th day of April, 1999, by and between GOWING LEASING COMPANY, a general partnership ("Landlord"), and PACTUCO ACQUISITION, INC., a Delaware corporation ("Tenant").

                                   BACKGROUND

                  A. Reference is made to that certain Lease, dated as of April 16, 1999 (the "Lease"), by and between Landlord and Tenant whereby Landlord leased to Tenant and Tenant leased from Landlord certain real property and improvements thereon commonly known as 1641 West Central Avenue, Lompoc, California 93436 and more particularly described on Exhibit A attached hereto and made part hereof, together with all rights, privileges and appurtenances thereto (collectively, the "Demised Premises").

                  B. Landlord and Tenant desire to record this Memorandum of Lease for the purpose of giving notice of the Lease and certain of its terms and conditions, including certain of Tenant's rights thereunder.

                  NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

                  1. Landlord: The landlord under the Lease is: GOWING LEASING COMPANY, a general partnership.

                  2. Tenant: The tenant under the Lease is: PACTUCO ACQUISITION, INC., a Delaware corporation

                  3. Landlord's Address: Landlord's address is 1641 West Central Avenue, Lompoc, California 93436.

                  4. Tenant's Address: Tenant's address is 1641 West Central Avenue, Lompoc, California 93436. Any notice or demand required under the Lease shall also be sent to Tenant c/o Ivex Packaging Corporation, 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069, Attention: G. Douglas Patterson, Vice President & General Counsel.

                  5. Demised Premises: Landlord has leased to Tenant and Tenant has leased from Landlord the Demised Premises.

                  6. Term: The term of the Lease shall commence on April 16, 1999 and shall expire on April 30, 2004, unless sooner terminated pursuant to the terms and provisions of the Lease; provided, however, Tenant shall have the right to extend the term of the Lease for three (3) additional terms of five (5) years each.

                  7. Right of First Refusal: Tenant shall have the right of first refusal if Landlord receives a bona fide offer to purchase all or any portion of the Demised Premises at any time during the term of the Lease, as the same may be extended.

                  8. Notice: This Memorandum of Lease does not set forth all of the material terms or conditions of the Lease. This Memorandum of Lease is not intended to, and does not and shall not, amend, modify, diminish or affect in any way the Lease or the construction or interpretation thereof or any rights or obligations of any of the parties thereto. The sole purpose of this Memorandum of Lease is to give notice of the Lease and of certain of its terms, covenants and conditions.

                  IN WITNESS WHEREOF, the undersigned have caused this Memorandum of Lease to be executed by their duly authorized representatives as of the date first above written.

                                            LANDLORD:

                                            GOWING LEASING COMPANY, a general
                                            partnership



                                            By:________________________________
                                                 Name:
                                                 Its:


                                            TENANT:

                                            PACTUCO ACQUISITION, INC., a Dela-
                                            ware corporation



                                            By:________________________________
                                                 Name:
                                                 Its:

STATE OF _________________ )
                           )
COUNTY OF ________________ )

                  On ___________________, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________, as ________________________, of GOWING LEASING COMPANY, a general partnership, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted executed the instrument.

                  WITNESS my hand and official seal.

                                            ____________________________________
         [SEAL]                             Notary Public
                                            My commission expires:_____________



STATE OF _________________ )
                           )
COUNTY OF ________________ )

                  On ___________________, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________, as ________________________, of PACTUCO ACQUISITION, INC., a Delaware corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted executed the instrument.

                  WITNESS my hand and official seal.
                                            ____________________________________
         [SEAL]                             Notary Public
                                            My commission expires:_____________

                                    EXHIBIT A

                                Legal Description